UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 31, 2015 (July 30, 2015)

Aetna Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

151 Farmington Avenue, Hartford, CT	06156
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(860) 273-0123

Former name or former address, if changed since last report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Section 2 – Financial Information

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Third Amendment to Existing Credit Agreement

On July 30, 2015, Aetna Inc. (“Aetna”) entered into a Third Amendment (the “Third Amendment”) to the Five-Year Credit Agreement dated as of March 27, 2012 (as amended by the First Amendment thereto and an Incremental Commitment Agreement, each dated as of September 24, 2012, and the Second Amendment thereto dated as of March 2, 2015 and as extended from time to time, the “Existing Credit Agreement” and, together with the Third Amendment, the “Amended Credit Agreement”), with the various lenders party thereto and JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent.  A summary of the terms of the Existing Credit Agreement may be found in Aetna Inc.’s Current Reports on Form 8-K filed on March 28, 2012, September 27, 2012 and March 5, 2015, which summary is incorporated herein by reference.

Pursuant to the Third Amendment, the lenders agreed to increase their aggregate commitments under the Existing Credit Agreement by $1.0 billion, to a maximum aggregate amount of revolving loans and letters of credit outstanding of $3.0 billion. The Third Amendment also modifies the calculation of total debt for the purposes of determining compliance prior to the Closing Date (as defined below) with certain covenants to exclude debt incurred by Aetna or its subsidiaries to finance its proposed acquisition (the “Proposed Acquisition”) of Humana Inc. (“Humana”), the other financing transactions related to the Proposed Acquisition and/or the payment of fees and expenses incurred in connection therewith so long as either (A) the net proceeds of such debt are set aside to finance the Proposed Acquisition, the other financing transactions related to the Proposed Acquisition and/or the payment of fees and expenses incurred in connection therewith or (B) such debt is subject to mandatory redemption in the event that the merger agreement for the Proposed Acquisition is terminated or expires.

The effectiveness of the increase in commitments under the Existing Credit Agreement is subject to various conditions precedent including: (i) the consummation of the Proposed Acquisition; (ii) the accuracy on and as of the Increase Effective Date (as defined in the Third Amendment) of certain representations and warranties related to Aetna; (iii) termination of Humana’s existing credit agreement dated as of July 9, 2013 (“Humana’s Existing Credit Agreement”); and (iv) other customary conditions each as more fully described in the Third Amendment.

Entry into Bridge Credit Agreement

On July 30, 2015, Aetna entered into a 364-day bridge credit agreement (the “Bridge Credit Agreement”).  Under the Bridge Credit Agreement, Citibank, N.A. (“Citi”) is the administrative agent. In addition to Citi, fourteen other lenders are party to the Bridge Credit Agreement.  The maximum aggregate loan commitment of any single lender under the Bridge Credit Agreement is $2.6 billion.  Citigroup Global Markets Inc., an affiliate of Citi, also is serving as financial advisor to Aetna in connection with the Proposed Acquisition.

Under the Bridge Credit Agreement, Aetna may borrow on an unsecured basis an aggregate principal amount of up to $13.0 billion to the extent Aetna has not received $13.0 billion in net cash proceeds from issuing senior notes or from certain other transactions on or prior to the Closing Date. Any proceeds of the Bridge Credit Agreement are required to be used to fund the Proposed Acquisition and to pay fees and expenses incurred in connection therewith. Any borrowings under the Bridge Credit Agreement mature 364 days after the closing date of the Proposed Acquisition (the “Closing Date”).

Amounts outstanding under the Bridge Credit Agreement will bear interest, at Aetna’s option, either (a) at the London Interbank Offered Rate (“LIBOR”); or (b) at the base rate (defined as the highest of (i) the prime rate, (ii) the federal funds effective rate plus 0.50% per annum and (iii) LIBOR for an interest period of one month plus 1.00% per annum), plus, in each case, the applicable LIBOR margin or base rate margin depending upon the ratings of Aetna’s long-term senior unsecured indebtedness.  The minimum and maximum LIBOR margins are 0.75% and 1.25% per annum, respectively, and the minimum and maximum base rate margins are 0% and 0.25% per annum, respectively, provided, however, that the applicable margins will increase by 0.25% per annum on the 90th day following the Closing Date and by an additional 0.25% per annum each 90th day thereafter while loans remain outstanding under the Bridge Credit Agreement.  Aetna will also pay to each lender on each of the following dates a duration fee equal to the following applicable percentages of the aggregate principal amount of such lender’s loans outstanding on such date: (i) 90 days after the Closing Date, 0.50%; (ii) 180 days after the Closing Date, 0.75%; and (iii) 270 days after the Closing Date, 1.00%. Aetna will also pay the lenders certain other fees.

The lenders’ undrawn commitments under the Bridge Credit Agreement will be automatically and permanently reduced in an amount equal to, and Aetna also will be required to make prepayments of any outstanding loans under the Bridge Credit Agreement with, the (i) net cash proceeds from the issuance of senior notes, commercial paper or certain other debt of Aetna or any of its subsidiaries, (ii) net cash proceeds from the issuance of equity of Aetna and (iii) net cash proceeds in excess of $300 million received by Aetna or any of its subsidiaries from non-ordinary course asset sales, in each case subject to certain exceptions. The lenders’ undrawn commitments under the Bridge Credit Agreement will also be automatically and permanently reduced in an amount equal to 100% of the committed amount under a term loan facility (other than the Term Loan Agreement (as defined below)), the proceeds of which will be applied to pay a portion of the cash consideration payable in connection with the Proposed Acquisition, the fees and expenses payable in connection therewith and/or to refinance any loans made under the Bridge Credit Agreement and which is subject to conditions precedent to funding and limitations on assignments prior to the Closing Date that are no less favorable to the Borrower than the conditions precedent to the funding of the Bridge Credit Agreement.

The Bridge Credit Agreement contains customary events of default, the occurrence of which would permit the lenders to accelerate payment of the full amounts outstanding.  Additionally, the Bridge Credit Agreement contains customary representations and warranties, affirmative covenants and negative covenants. The Bridge Credit Agreement events of default, representations and warranties, and affirmative and negative covenants are substantially the same as those under the Existing Credit Agreement. The Bridge Credit Agreement also contains a covenant limiting “Restricted Payments” (as defined in the Bridge Credit Agreement) by Aetna, subject to certain exceptions and baskets, including an exception permitting the payment of regular cash dividends.

The funding of the Bridge Credit Agreement is subject to various conditions precedent including:  (i) the consummation of the Proposed Acquisition; (ii) the absence of any “Company Material Adverse Effect” (as defined in the Bridge Credit Agreement); (iii) the accuracy on and as of the Closing Date of certain representations and warranties related to both Aetna and Humana; (iv) termination of Humana’s Existing Credit Agreement; (v) Aetna having used commercially reasonable efforts to cause a senior notes issuance to occur prior to the Closing Date; and (vi) other customary closing conditions each as more fully described in the Bridge Credit Agreement.

Entry into Term Loan Credit Agreement

On July 30, 2015, Aetna entered into a three-year term loan credit agreement (the “Term Loan Agreement”).  Under the Term Loan Agreement, Citi is the administrative agent. In addition to Citi, sixteen other lenders are party to the Term Loan Agreement.  The maximum aggregate loan commitment of any single lender under the Term Loan Agreement is $320 million.

Under the Term Loan Agreement, Aetna may borrow on an unsecured basis an aggregate principal amount of $3.2 billion. Any proceeds of the Term Loan Agreement are required to be used to fund the Proposed Acquisition and to pay fees and expenses incurred in connection therewith. Any borrowings under the Term Loan Agreement mature three years after the Closing Date.

Amounts outstanding under the Term Loan Agreement will bear interest, at Aetna’s option, either (a) LIBOR; or (b) at the base rate (defined as the highest of (i) the prime rate, (ii) the federal funds effective rate plus 0.50% per annum and (iii) LIBOR for an interest period of one month plus 1.00% per annum), plus, in each case, the applicable LIBOR margin or base rate margin depending upon the ratings of Aetna’s long-term senior unsecured indebtedness.  The minimum and maximum LIBOR margins are 0.75% and 1.50% per annum, respectively, and the minimum and maximum base rate margins are 0% and 0.50% per annum, respectively. Aetna will also pay the lenders certain other fees.

The Term Loan Agreement contains customary events of default, the occurrence of which would permit the lenders to accelerate payment of the full amounts outstanding.  Additionally, the Term Loan Agreement contains customary representations and warranties, affirmative covenants and negative covenants. The Term Loan Agreement events of default, representations and warranties, and affirmative and negative covenants are substantially the same as those under the Existing Credit Agreement. The Term Loan Agreement also contains a covenant limiting “Restricted Payments” (as defined in the Term Loan Agreement) by Aetna, subject to certain exceptions and baskets, including an exception permitting the payment of regular cash dividends.

The funding of the Term Loan Agreement is subject to various conditions precedent including:  (i) the consummation of the Proposed Acquisition; (ii) the absence of any “Company Material Adverse Effect” (as defined in the Term Loan Agreement); (iii) the accuracy on and as of the Closing Date of certain representations and warranties related to both Aetna and Humana; (iv) termination of Humana’s Existing Credit Agreement; and (v) other customary closing conditions each as more fully described in the Term Loan Agreement.

In the ordinary course of their respective businesses, the various agents and certain lenders under the Amended Credit Agreement, the Bridge Credit Agreement and the Term Loan Agreement and their affiliates have performed, perform and may in the future perform, normal commercial banking, investment banking and/or advisory services for Aetna and its affiliates from time to time for which they have received, or will receive, customary fees and expenses.

The foregoing summaries of the Third Amendment, the Bridge Credit Agreement and the Term Loan Credit Agreement, and the transactions contemplated thereby, are not complete and are qualified in their entirety by the full text of the Third Amendment, the Bridge Credit Agreement and the Term Loan Credit Agreement, which are filed as Exhibits 99.1, 99.3 and 99.5 to this Current Report on Form 8-K, and are incorporated herein by reference.  You are encouraged to read the Amended Credit Agreement, the Bridge Credit Agreement and the Term Loan Credit Agreement in their entirety.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Third Amendment dated as of July 30, 2015, to the Five-Year Credit Agreement dated as of March 27, 2012

99.2	Notice of Effectiveness (Third Amendment)

99.3	$13.0 billion Bridge Credit Agreement dated as of July 30, 2015

99.4	Notice of Effectiveness (Bridge Credit Agreement)

99.5	$3.2 billion Term Loan Credit Agreement dated as of July 30, 2015

99.6	Notice of Effectiveness (Term Loan Credit Agreement)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aetna Inc.

Date: July 31, 2015	By:	/s/ William J. Casazza
Name: William J. Casazza
Title: Executive Vice President and General Counsel

Index to Exhibits

Exhibit Number	Description

99.1	Third Amendment dated as of July 30, 2015, to the Five-Year Credit Agreement dated as of March 27, 2012

99.2	Notice of Effectiveness (Third Amendment)

99.3	$13.0 billion Bridge Credit Agreement dated as of July 30, 2015

99.4	Notice of Effectiveness (Bridge Credit Agreement)

99.5	$3.2 billion Term Loan Credit Agreement dated as of July 30, 2015

99.6	Notice of Effectiveness (Term Loan Credit Agreement)